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Exhibit 10.3

HUNTSMAN CORPORATION
STOCK INCENTIVE PLAN

Notice of Award of Common Stock

Grantee:
Date of Grant:
CSA Grant Number:
Number of Shares Granted:

        1.    Notice of Grant.    You are hereby granted pursuant to the Huntsman Corporation Stock Incentive Plan (as amended and restated) (the "Plan") the above number of shares of Common Stock ("Common Stock") of Huntsman Corporation (the "Company").

        2.    Shares.    The shares of Common Stock shall be issued by the Company in your name, pursuant to which you shall have all of the rights of a shareholder of the Company with respect thereto, including, without limitation, voting rights.

        3.    Withholding of Tax.    To the extent that the receipt of the shares of Common Stock results in the receipt of compensation by you with respect to which the Company or a Subsidiary has a tax withholding obligation pursuant to applicable law, the Company shall withhold and cancel from the number of shares of Common Stock awarded to you such number of shares of Common Stock necessary to satisfy the tax required to be withheld by the Company or such Subsidiary.

        4.    General.    The shares of Common Stock are granted under and governed by the terms and conditions of the Plan. In the event of any conflict, the terms of the Plan shall control. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

HUNTSMAN CORPORATION
[NAME] [TITLE]

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HUNTSMAN CORPORATION STOCK INCENTIVE PLAN Notice of Award of Common Stock